As filed with the U.S. Securities and Exchange Commission on September 19, 2025

File No. 001-41716

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3

To

Form 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Cortigent, Inc.

(Exact name of registrant as specified in its charter)

Delaware	88-4377248
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

27200 Tourney Road, Suite 315

Valencia, California 91355

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(818) 833-5000

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.001 per share	The Nasdaq Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Exchange Act: None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Cortigent, Inc.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF

FORM 10

Certain information required to be included in this Form 10 is incorporated by reference to specifically identified portions of the body of the Information Statement filed herewith as Exhibit 99.1. None of the information contained in the Information Statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item 1. Business.

The information required by this item is contained under the sections of the Information Statement entitled “Information Statement Summary—Questions and Answers about the Spin-Off,” “Risk Factors,” “Cautionary Statement Concerning Forward—Looking Statements,” “The Spin-Off,” “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Certain Relationships and Related Transactions,” and “Where You Can Find More Information.” Those sections are incorporated herein by reference.

Item 1A. Risk Factors.

The information required by this item is contained under the sections of the Information Statement entitled “Information Statement Summary,” “Risk Factors” and “Cautionary Statement Concerning—Forward-Looking Statements.” Those sections are incorporated herein by reference.

Item 2. Financial Information.

The information required by this item is contained under the sections of the Information Statement entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Index to Consolidated Financial Statements” (and the consolidated financial statements and related notes referenced therein). Those sections are incorporated herein by reference.

Item 3. Properties.

The information required by this item is contained under the section of the Information Statement entitled “Information Statement Summary—Facilities.” That section is incorporated herein by reference.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

The information required by this item is contained under the section of the Information Statement entitled “Security Ownership of Certain Beneficial Owners and Management.” That section is incorporated herein by reference.

Item 5. Directors and Executive Officers.

The information required by this item is contained under the section of the Information Statement entitled “Management and Board of Directors.” That section is incorporated herein by reference.

Item 6. Executive Compensation.

The information required by this item is contained under the sections of the Information Statement entitled “Management and Board of Directors—Compensation Committee Interlocks and Insider Participation” and “Officer and Director Compensation.” Those sections are incorporated herein by reference.

Item 7. Certain Relationships and Related Transactions, and Director Independence.

The information required by this item is contained under the sections of the Information Statement entitled “Information Statement Summary—The Spin-Off,” “Risk Factors—Risks Related to the Spin-Off,” “Management and Board of Directors,” and “Certain Relationships and Related Transactions.” Those sections are incorporated herein by reference.

Item 8. Legal Proceedings.

The information required by this item is contained under the sections of the Information Statement entitled “Information Statement Summary—Legal Proceedings” and “Consolidated Financial Statements—, Commitments and Contingencies—Litigation, Claims and Assessments” of Notes to Consolidated Financial Statements. Those sections are incorporated herein by reference.

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

The information required by this item is contained under the sections of the Information Statement entitled “The Spin-Off,” “Dividend Policy,” “Security Ownership of Certain Beneficial Owners and Management,” and “Description of Our Capital Stock.” Those sections are incorporated herein by reference.

Item 10. Recent Sales of Unregistered Securities.

The information required by this item is contained under the section of the Information Statement entitled “Description of Our Capital Stock.” That section is incorporated herein by reference.

Item 11. Description of Registrant’s Securities to be Registered.

The information required by this item is contained under the sections of the Information Statement entitled “Information Statement Summary—The Spin-Off,” “The Spin-Off,” “Dividend Policy,” and “Description of Our Capital Stock.” Those sections are incorporated herein by reference.

Item 12. Indemnification of Directors and Officers.

The information required by this item is contained under the section of the Information Statement entitled “Management and Board of Directors—Limitation on Liability and Indemnification Matters.” That section is incorporated herein by reference.

Item 13. Financial Statements and Supplementary Data.

The information required by this item is contained under the sections of the Information Statement entitled “Summary Consolidated Financial Data,” and “Index to Consolidated Financial Statements” (and the Consolidated Financial Statements and related notes referenced therein). Those sections are incorporated herein by reference.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

Not applicable.

Item 15. Financial Statements and Exhibits.

(a) Financial Statements

The information required by this item is contained under the sections of the Information Statement entitled “Summary Consolidated Financial Data,” and “Index to Consolidated Financial Statements” (and the financial statements and related notes referenced therein). Those sections are incorporated herein by reference.

(b) Exhibits

See below.

The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description

2.1+	Form of Separation and Distribution Agreement, by and between Vivani Medical, Inc. and the Registrant

3.1(i)(a)+	Form of Certificate of Incorporation of the Registrant

3.1(i)(b)+	Amendment to Certificate of Incorporation of Registrant

3.1(i)(c)+	Second Amendment to Certificate of Incorporation of Registrant

3.2+	Form of Bylaws of the Registrant

10.1+	Asset Contribution Agreement dated December 28, 2022, between Vivani Medical, Inc. and Cortigent Inc.

10.2+	Lease Agreement dated as of March 1, 2023—27200 Tourney Road, Valencia, California

10.3+	Offer Letter signed March 11, 2023, between Registrant and Jonathan Adams

Exhibit Number	Exhibit Description

10.4+	Cost Reimbursement Consortium Research Agreement between Doheny Eye Institute and Registrant dated as of June 1, 2006

10.5+	Cortigent, Inc. 2023 Omnibus Incentive Plan

10.6+	Form of Incentive Stock Option Agreement under the Cortigent, Inc. 2023 Omnibus Incentive Plan

10.7+	Form of Non-Qualified Stock Option Agreement under the Cortigent, Inc. 2023 Omnibus Incentive Plan

10.8+	Form of Restricted Stock Unit Award Agreement under Cortigent, Inc. 2023 Omnibus Incentive Plan

10.9+	Form of Indemnification Agreement

14.1+	Code of Business Conduct and Ethics

21.1+	Subsidiaries of the Registrant

99.1	Information Statement of the Registrant, preliminary and subject to completion, dated September [●], 2025

99.2*	Form of Notice of Internet Availability of Information Statement Materials

*	To be filed by amendment.
+	Previously Filed.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Cortigent, Inc.

By:	/s/ Jonathan Adams
Name: Jonathan Adams
Title: Chief Executive Officer

Date: September 19, 2025